Exhibit 99.1

National & Retail Trades and First Call

For release: November 6, 2008 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS OCTOBER COMPARABLE STORE SALES

MENOMONEE FALLS, WI, -- (Business Wire) – November 6, 2008 -- Kohl’s Corporation (NYSE: KSS) reported today that total sales for the four-week month ended November 1, 2008 decreased 4.8 percent from the four-week month ended November 3, 2007.  On a comparable store basis, sales decreased 9.0 percent.

Total year-to-date sales were up 1.5 percent over the comparable prior year period.  On a comparable store basis, year-to-date sales decreased 6.0 percent.

Kevin Mansell, Kohl’s president and chief executive officer, commented, “October’s results continue to show that our customers are focused on need and value in their purchases.  We are managing inventory levels, gross margin and expenses to our sales trends to maximize our earnings.”

The Company continues to expect earnings to be at the low end of its previously announced guidance of $0.51 to $0.56 per diluted share.

October Sales Summary
($ in millions)

	Fiscal Period Ended		% Change This Year
	Nov. 1,	Nov. 3,	All	Comp
	2008	2007	Stores	Stores
Month	$ 1,212.8	$ 1,274.6	-4.8%	-9.0%
Quarter	3,803.6	3,825.2	-0.6	-6.7
Year-to-date	11,153.4	10,986.4	1.5	-6.0

As of November 1, 2008, the Company operates 1,004 stores in 48 states, compared to 914 in 47 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message, which will be available for 36 hours, from 8:30 AM EST on Thursday, November 6, until 8:30 PM EST on Friday, November 7.  The toll-free, dial-in number for the replay is (888) 360-2596. (No pass code is required.)

Third Quarter Earnings Release

Kohl’s Corporation will release its third quarter earnings on November 13, 2008 at 4:00 PM (EST). A conference call is scheduled at 5:00 PM (EST). Investors will have the opportunity to listen to the conference call by dialing (706) 902-0486, using Conference ID 72256663, ten minutes prior to the start of the call.  A replay of the call will also be accessible from 6 PM EST November 13 through December 15, 2008. To listen to the replay, dial (706) 645-9291, and use Conference ID 72256663.

In addition, the call will be web cast live over the Internet through the Company's web site located at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm. To participate in the conference, register at http://phx.corporate-ir.net/phoenix.zhtml?p=iroleventDetails&c= 60706&eventID=1978565 at least ten minutes prior to the call to download and install any necessary audio software.  (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field.  Remove the extra space if one exists.) The web cast will be available for 30 days.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company’s targeted sales and earnings.  Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described in Item 1A in Kohl’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl’s

Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS - News) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. Kohl’s operates 1,004 stores in 48 states. A company committed to the communities it serves; Kohl’s has raised more than $102 million for children’s initiatives nationwide through its Kohl’s Cares for Kids® philanthropic program. For a list of store locations and information, or for the added convenience of shopping online, visit www.kohls.com.

Investor Relations:  Wes McDonald, Chief Financial Officer, (262) 703-1893

Media:  Vicki Shamion, Vice President – Public Relations, (262) 703-1464